                                                                  EXHIBIT 10.17


                                                              FEBRUARY 15, 2000


                   MASTER ASSEMBLY AND DISTRIBUTION AGREEMENT


         This AGREEMENT is entered into as of the 19th day of February, 2000, by and between Toshiba America Business Solutions, Inc., a California, U.S.A. corporation having its principal place of business at 2 Musick, Irvine, California 92618-1631 (hereinafter "TOSHIBA"), and T/R SYSTEMS, INC., a Georgia, U.S.A. corporation having its principal place of business at 1300 Oakbrook Drive, Norcross, Georgia, U. S. A. 30093 (hereinafter "T/R").

                                   RECITALS:

         a. T/R has designed and developed, and currently assembles, distributes and sells, a proprietary commercial printing system known as the MicroPress(R) Cluster Printing System, which as of the date of this Agreement includes MicroPress(R) Release 5.0.

         b. T/R has proprietary skills, know-how, technology, inclusive of trade secrets and other know-how, and patent rights applicable to the product architecture, development, design, assembly, manufacturing, connectivity, production and distribution of the MicroPress(R) commercial printing system.

         c. TOSHIBA desires to license certain rights and properties from T/R so as to permit TOSHIBA to complete the assembly of MicroPress(R) commercial printing systems, and to purchase certain equipment from T/R to incorporate into such products, .with such products to be distributed and sold by TOSHIBA and either marked or identified with trademarks owned, possessed or controlled by TOSHIBA marked or identified with trademarks of a party other than TOSHIBA or for "private label" distribution. This method of distribution shall involve the assembly of Systems by TOSHIBA.

         d. To accommodate the foregoing agreements, and to effect certain other agreements and undertakings between T/R and TOSHIBA, such parties have entered into this Agreement.

         NOW, THEREFORE, the parties hereby agree as follows:

         1.       DEFINITIONS.

                  1.1 "Confidential Information" means information of either party including, but not limited to, technical or non-technical data, Know-how, trade secrets, skills and processes, from which either party derives economic value by such information not being generally known to, and not being readily ascertainable by proper means, by third parties, but excluding any such information which (i) is publicly available through no fault of the receiving party; (ii) is in the receiving party's possession free of any obligation of confidence to T/R at the time it was communicated to the receiving party; (iii) is received independently from a third party who is free to disclose such information; or (iv) is demonstrated to have been subsequently and independently developed by the receiving party without the use of confidential information of the disclosing party. The parties hereby agree and acknowledge that the Non-Disclosure Agreement dated August 20, 1999 shall be merged and integrated into this Agreement. Furthermore, either party may disclose Confidential Information of the other party to its Affiliates with prior written consent of the other party, which consent shall not be unreasonably withheld.

                  1.2 "Completion" means the stage where the connectivity work of Systems under each project shall be fully performed by T/R in a mutually agreed schedule and manner. For Completion, T/R will be subject to inspection at each stage as agreed by the parties. Such inspection will include appropriate testing. T/R will perform the testing and provide a report which will be subject to TOSHIBA's approval, which approval may not be unreasonably withheld.

                  1.3 "Customer" means any Person that acquires Systems from TOSHIBA for its own use or for sale, lease or other disposition.

                  1.4 "Deliverables has the meaning set forth in Section 4 hereof.

                  1.5 "End User" means a Person that acquires a System directly from TOSHIBA or indirectly from a Customer of TOSHIBA, and uses the System for any purpose.

                  1.6 "Improvement" means any and all derivatives, improvements or betterments of the Licensed Intellectual Property Rights made by T/R or any other Person, including all intellectual property rights pertaining thereto, including patent rights, copyright rights, trade secrets, know-how or similar rights recognized under applicable law, and all technical information, including, but not limited to computer programming code, including object code and source code as well as associated procedural code, microcode, firmware, programmable array logic, algorithms, programs, routines, subroutines, designs, plans, methods, processes, systems, concepts, ideas, formulae, flow charts, descriptions, schematics, lay-out drawings, assembly drawings, printed circuit patterns, specifications, parts lists and inspection and test procedures, experiments and inventions associated therewith.

                  1.7 "Know-how" means knowledge, information, inventions (other than those embodied in the Patent Rights), trade secrets and systems used in the design, development, manufacture, assembly, servicing or testing of the MicroPress(R) commercial printing system.

                  1.8 "License" means the license granted by T/R to TOSHIBA pursuant to this Agreement.

                  1.9 "Licensed Intellectual Property Rights" means the following rights, knowledge, know-how and similar intellectual property owned by T/R and used in the design, development, manufacture, assembly, servicing or testing of the Deliverables, System or any portion thereof:

                           (a)      Patent Rights;

                           (b) Copyright rights and applications therefor (including the right to make derivative works);

                           (c)      Trade secrets;

                           (d)      Know-how and any other proprietary
                                    information; and

                           (e)      All Improvements.

                  1.10     "TOSHIBA Orders" has the meaning set forth in
Section 4 hereof.

                  1.11 "Patent Rights" means all T/R patents (including applications therefor) pertaining to the Territory, whether now or hereafter issued, containing a claim or claims in whole or in part covering the design, development, use or manufacture of the Deliverables, the System or any portion thereof, and all Improvements thereto that become the subject of a patent application.

                  1.12 "Person" means any individual, partnership, joint venture, corporation, trust, unincorporated organization, government, governmental agency or any other entity.

                  1.13 "Affiliates" means group companies, or corporate affiliates of either party.

                  1.14 "System" means commercial printing systems to be assembled by or for TOSHIBA pursuant to the License and to incorporate the Deliverables, all as more particularly described on Schedule A-1 hereto, or as used herein as context may require, any portion thereof.

                  1.15 "Technical Assistance" means the technical assistance to be provided by T/R to TOSHIBA as provided in Section 3 hereof.

                  1.16 "Territory" shall mean the territory defined by connectivity project as defined in Schedule A.

         2.       LICENSE.

                  2.1 Grant. Subject to the terms and conditions hereof, T/R hereby grants to TOSHIBA and TOSHIBA hereby accepts from T/R a license entitling TOSHIBA during the term of said license to use, on a non-exclusive basis, the Licensed Intellectual Property Rights in and to the Deliverables to complete and effect the assembly of the Systems and to distribute, sell or lease the Systems to Customers for use by End Users located in the Territory.

                  2.2 No Sublicenses. This Agreement does not grant, license or permit (either expressly or by implication) TOSHIBA to transfer, assign, sell, give, license, sub-license, or in any way permit the use of the Licensed Intellectual Property Rights in and to the Deliverables, by or to any Person, other than (i) any of its Affiliates for the sole purpose of assembling the Systems, or any components or subassemblies thereof; or (ii) any other third party under TOSHIBA's supervision for the sole purpose of assembling the Systems or any components or subassemblies thereof, for supply only to TOSHIBA. If TOSHIBA becomes aware, or gains reasonable suspicion, of the unauthorized use or exercise of the Licensed Intellectual Property Rights in and to the Deliverables by any Person, then TOSHIBA shall forthwith notify T/R in writing and cooperate with T/R, and at T/R's discretion, to abate or terminate such unauthorized use or actions. With regard to Section 2.1 and 2.2, Toshiba TEC at Shuwa-Shiba Park Building A, 2-4-1, Shibakoen, Minato-ku, Tokyo, 105-8524, Japan, is considered a joint party to this agreement with TOSHIBA.

                  2.3 No Other Licenses. No license or right is granted under this Agreement by T/R to TOSHIBA by implication, estoppel or otherwise, except as expressly set forth in this Agreement and TOSHIBA may not use the corporate names, trademarks, trade names, service marks, or logos of T/R without the prior written consent of T/R.

                  2.4 Labeling. TOSHIBA shall apply to the Systems assembled for sale by or for TOSHIBA to Customers a statement reasonably located and sized, identifying the fact that the Systems are assembled under license from T/R and, as applicable, are subject to patents or patents pending, and which shall identify by number any issued patents which are part of the Patent Rights. Such statement, and its proposed location and size, shall be submitted to T/R by TOSHIBA in advance of its use for pre-approval by T/R, which approval may not be unreasonably withheld.

                  2.5 Limitation on Use. TOSHIBA shall not use the Patent Rights, the Know-how, the Licensed Intellectual Property Rights in and to the Deliverables or any other T/R technology, for any purpose or purposes other than those expressly permitted under the License.

         3. TECHNICAL ASSISTANCE. To effectuate the purposes of this Agreement, upon the reasonable request by TOSHIBA and subject to the terms and conditions of the License, T/R, employing the Licensed Intellectual Property Rights in and to the Deliverables into Systems, shall consult with TOSHIBA with respect to (i) the design and operation of the Systems, inclusive of the selection and design of print engine therefor; (ii) TOSHIBA's assembling of the Systems for mass distribution; (iii) TOSHIBA's initiation of assembling for commercial production of the Systems; (iv) TOSHIBA's outsourcing plans and operations; (v) TOSHIBA's current and future device connectivity to the System; and (vi) similar matters related thereto. In addition to consulting, T/R shall provide standard training for TOSHIBA personnel, upon the reasonable request of TOSHIBA. Each of T/R and TOSHIBA will appoint and assign a lead technical liaison to interact and support the technical interface between T/R and TOSHIBA. The initial connectivity project is specified on Schedule A-1, along with other particulars concerning same. Additional device connectivity projects requested by TOSHIBA and agreed to by T/R shall be reflected on further schedules numbered A-2, A-3 and so forth ( each a connectivity project ).

         4.       DELIVERABLES.

                  4.1 For each System, T/R shall deliver, in accordance with license/purchase orders made by TOSHIBA ("TOSHIBA Orders"), from time to time and subject to availability, the following items constituting software and related technology and communications hardware (and which items are defined herein as the "Deliverables"):

                           (a) Technology and Software Packages, which shall include the software in executable code and other technology, employing the Licensed Intellectual Property Rights, and providing the software and related technology principally required for operation of the Systems to be distributed by TOSHIBA pursuant to this Agreement;

                           (b) Printlinks communication hardware used in and constituting a part of the Systems consisting of boards including print adaptors and host adaptors; and

                           (c)      MicroPress(R) ClusterServers with
                                    pre-configured software packages and host adaptors.

The Deliverables shall include, as appropriate, certain English language documentation related thereto prepared by or for T/R. The Deliverables shall be delivered F.O.B. T/R's warehouse in Norcross, GA if the Deliverables are to be shipped to a destination in North America or F.O.B. U.S.A. Port ( i.e., Savannah, Georgia or comparable ) for other international shipments. All risk of loss shall be conveyed and passed to TOSHIBA upon delivery of the Deliverables to TOSHIBA or its carrier or other agent. To the extent any of the Deliverables includes Licensed Intellectual Property Rights, including without limitation, software, codes, Know-how, Patent Rights, Licensed Intellectual Property Rights and other such rights, no title will pass to TOSHIBA but rather such property will be deemed licensed pursuant to the License. Title will pass to TOSHIBA as to hardware, media and other items included within the Deliverables which do not constitute nor comprise Licensed Intellectual Property Rights.

                  4.2 TOSHIBA deliverables means any information or materials provided by TOSHIBA to T/R under this Agreement or each connectivity project as defined in Schedule A, which will be delivered to T/R in a manner otherwise agreed upon by the parties hereto. T/R may use TOSHIBA deliverables for the sole purpose described in this Agreement. TOSHIBA deliverables are and shall remain TOSHIBA's property.

         5.       COMPENSATION.

                  5.1 Technology Access Fee. In exchange for T/R's agreement to grant the License in respect of the Licensed Intellectual Property Rights in and to the Deliverables, and in part for T/R's agreement to provide the Technical Assistance pursuant to Section 3 hereof, TOSHIBA shall pay T/R non-refundable technology access fee as specified on Schedule A-1, in respect of the initial Connectivity Project, [ * ]. Additional technology access fees shall be payable in respect of additional Connectivity Projects if any, as specified in Schedule A applicable thereto.

                  5.2 License Fees and Equipment Purchase Price. For each Deliverable, the license fees or equipment purchase price amounts, as the case may be, shall [ * ] provided on T/R's United States End User Price List with the exception of hardware deliverables such as PC Servers and consoles, which if required will be at a [ * ], as in effect from time to time, which price list is subject to change from time to time by T/R. Any change in T/R's standard United States End User Price List will be effective as to TOSHIBA Orders received after [ * ] days of the issuance of such revised price list.

                  5.3 Consulting, Training Compensation. As compensation for the consulting and training required to be provided as Technical Assistance pursuant to Section 3 hereof, TOSHIBA shall compensate T/R at T/R's standard rates as in effect from time to time for consulting, and at T/R's standard rates as in effect from time to time for training. In addition, TOSHIBA shall reimburse T/R's travel and living expenses


* Confidential information has been omitted and filed separately with the Commission.

incurred in connection with such consulting and training. T/R's standard per diem rates are subject to change from time to time by T/R. One training session of up to one week will be provided at no charge to TOSHIBA ( other than travel and living expenses ) at a mutually agreed time and location upon initial completion of each Connectivity Project. TOSHIBA may subcontract to T/R the technical training from both its dealers and end-user customers. Classes will be provided to TOSHIBA dealers and customers at T/R Systems standard daily rate per student. TOSHIBA may also provide direct access to the T/R Technical Support Hotline to its dealers and customers, under mutually agreed pricing terms and conditions.

         6.       PAYMENTS. Payments for technology access fees pursuant to
Section 5.1, for license fees and equipment purchase price amounts in respect of the Deliverables pursuant to Section 5.2, for consulting and training pursuant to Section 5.3 and for maintenance pursuant to Section 9 shall be due and payable by TOSHIBA [ * ] days from the bill of lading date for shipments and [ * ] days from invoice date for technology access fees or consulting services. Unless otherwise agreed by T/R in writing, all payments by TOSHIBA shall be remitted in immediately available U.S. Dollars by wire transfer per T/R's instructions, and confirmation of each payment shall be made by TOSHIBA to T/R by facsimile or telegraphic means to T/R's principal place of business. A late payment charge of one and one-half percent (1.5%) per month shall be charged upon unpaid balances due for more than [ * ]. All pricing and fees under this Agreement are exclusive of taxes. Except for taxes based on T/R's net income, TOSHIBA shall pay any national, federal, state, county, local or other governmental taxes, fees or duties now or hereafter imposed on the licensing, export, use or possession of the Licensed Intellectual Property Rights and the Deliverables or any other transaction contemplated by this Agreement, as well as any penalties or interest thereon.

         7.       TOSHIBA ORDERS.

                  7.1 The terms and conditions of this Agreement shall apply to all TOSHIBA Orders submitted to T/R and supersede any different or additional terms contained on TOSHIBA's Orders. TOSHIBA Orders are solely for the purpose of requesting delivery dates and quantities. All orders are subject to acceptance by T/R. T/R shall use reasonable efforts to provide for delivery of accepted TOSHIBA orders.

                  7.2 Order Policy. TOSHIBA shall submit written orders to T/R. All orders shall specify: (a) the quantities and descriptions of the Deliverables; and b) requested delivery dates and shipping instructions. Orders will be placed by the 10th day of the month, sixty (60) days in advance of required delivery. PrintLink order quantities will include a firm order for the first month plus a binding forecast for the next two months and a nonbinding forecast for the fourth month. Other order quantities, to include Servers, Software and Host Adapters, will include a firm order for the first month and a binding forecast for the next two months.

                  7.3 The order procedures for "Spare Parts" are subject to the Spare Parts ordering policies contained in Schedule B.

* Confidential information has been omitted and filed separately with the Commission.

         8. MINIMUM PURCHASES. During the term of this Agreement, TOSHIBA agrees to license and/or purchase as the case may be Deliverables for Systems in the per annum quantities specified in Schedule A. Minimum purchase requirements commence on Completion. In case TOSHIBA fails to realize the minimum purchase requirements specified in Schedule A, then [ * ] TOSHIBA also agrees to the activities detailed in Schedule A regarding the launch of the Product in the TOSHIBA sales channels. Purchase overages for a year can be carried over to the subsequent year.

         9. MAINTENANCE. T/R shall provide TOSHIBA (not TOSHIBA Customers or End Users) with software updates, major software releases and telephone support for a annual maintenance charge per System. A maintenance charge at an annual rate of [ * ] percent ([ * ]%) is due and payable quarterly as attested below in respect of Deliverables purchases (including equipment purchases and license fees). The maintenance charge is payable on the 15th day of January, April, July and October in respect of the calendar quarter ending December 31, March 31, June 30 and September 30, respectively, and such quarterly payment shall equal [ * ] percent ([ * ]%) of the license fees and equipment purchase price amounts paid or payable in respect of Deliverables ordered during such calendar quarter and the same calendar quarter of each of the previous two years of this Agreement. Such fee is only for maintenance provided in the quarter the fee is payable. [ * ]

         10.      OWNERSHIP AND PROPRIETARY RIGHTS.

                  10.1 Ownership. T/R represents that it has all rights in and to copyrights, trade secrets, patent rights and other intellectual property rights associated with the Licensed Intellectual Property Rights and the Deliverables as are necessary to license the Licensed Intellectual Property Rights and license and/or sell the Deliverables, as the case may be, under and pursuant to this Agreement.

                  10.2 Proprietary Rights. Either party acknowledges that the Confidential Information constitute valuable trade secrets and confidential information of the disclosing party. Ownership of all applicable copyrights, trade secrets, patents and other intellectual property rights in the Licensed Intellectual Property Rights and the Deliverables shall remain vested in T/R. Title to all Licensed Intellectual Property Rights shall remain with T/R. Either party shall not use or disclose the Confidential Information, except as expressly permitted by this Agreement. TOSHIBA shall not remove T/R's copyright notices, restricted rights legends or any other notices from the Deliverables and such notices shall appear on all tapes, diskettes and other tangible media distributed by TOSHIBA containing the Licensed Intellectual Property Rights or constituting the

* Confidential information has been omitted and filed separately with the Commission.

Deliverables.

                  10.3 Unauthorized Use or Copying. Except as expressly permitted hereunder, TOSHIBA shall not copy, modify or reproduce the Deliverables in any way, nor shall it permit third parties to do so. TOSHIBA shall fully cooperate with T/R in any action relating to enforcement of T/R's proprietary rights.

                  10.4 End User License. TOSHIBA shall only distribute the Deliverables to Customers for delivery to End Users in the Territory. TOSHIBA shall inform the End User of the terms and conditions of the purchase of the Deliverables and the Licensed Software. The terms and conditions of the End-User Software License are in Schedule C. TOSHIBA shall make no representations or warranties on behalf of T/R. TOSHIBA shall make no representations to Customers or End Users or other third parties regarding the Deliverables except as set forth in the applicable documentation therefor provided by T/R. TOSHIBA will be responsible for all conversions, translations and localizations necessary for use of the Deliverables by End Users in the various countries included within the Territory, and shall assume and fulfill any responsibility therefor of T/R imposed by local law or regulation. T/R will schedule and provide software translation/localization services on a fee basis for each translation/localization project.

                  10.5 Third Party Software. To the extent the software included within the Deliverables constitutes software or other technology rights owned by a third party and licensed to T/R, such software, and its sublicense to TOSHIBA by T/R hereunder, is subject to all terms and conditions, including where required, approval rights, of such third party license agreements.

                  10.6 Security. The software included within the Deliverables will be protected by a security mechanism known as a "dongle." TOSHIBA may copy the software for distribution with T/R supplying the "dongle" for the software for each System. TOSHIBA will ensure that such security mechanisms remain intact and that such software remains secure from unauthorized copying, reverse engineering and reverse compiling and unauthorized distribution. TOSHIBA will use its best efforts to ensure that its Customers adhere to such security mechanisms.

                  10.7 Indemnification. TOSHIBA agrees to indemnify and hold harmless T/R from and against any claim, injury, loss or expense, including attorneys' fees, arising out of (a) the failure of TOSHIBA to comply with the provisions of Section 10, (b) any misrepresentations of TOSHIBA in connection with T/R or the Deliverables or (c) any other wrongful conduct of TOSHIBA or its agents.

         11.      WARRANTY.

                  11.1 T/R warrants to TOSHIBA that the hardware and equipment included within the Deliverables, with the exception of PrintStations and MicroScanners sold to TOSHIBA, pursuant to this Agreement will be free of material defects for a period of [ * ], unless specifically stated differently, from

* Confidential information has been omitted and filed separately with the Commission.

initial delivery. Should any defect in workmanship or material appear within [ * ], unless specifically stated differently, after initial date of delivery, T/R will (upon written notification thereof, delivered during the warranty period, and substantiation by TOSHIBA that the hardware and equipment included within the Deliverables have been stored, installed, maintained and operated in accordance with T/R'S requirements and standard industry practice, and that the defect(s) have not arisen from unauthorized repair, modification, or improper connection by mechanical or electrical means to any other piece of equipment or device) correct such defect(s) by suitable repair or replacement at T/R's facilities, or at the place of business of T/R's designated local representative, or at T/R's place of business, at T/R's option. T/R warrants to TOSHIBA only that the PrintStations and MicroScanners sold to TOSHIBA pursuant to this Agreement will be free of material defects for a period of [ * ]; unless specifically stated differently, from initial delivery.

                  All returns to T/R or its representative must be pre-authorized in writing and shipped prepaid. T/R assumes no risk of loss or damage prior to acceptance of delivery. Return shipment will not be prepaid by T/R if inspection fails to disclose a warranted defect. It is agreed between the parties that the foregoing shall be TOSHIBA's exclusive remedy for warranted defects.

                  The sole purpose of this exclusive remedy shall be to provide TOSHIBA with free repair and replacement of the defective parts in the manner provided herein, and the hardware and equipment included within the Deliverables shall not be deemed to have failed of its essential purpose so long as T/R is willing and able to repair or replace defective parts in the described manner.

                  THIS WARRANTY IS EXCLUSIVE AND IN LIEU OF (AND T/R DISCLAIMS) ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR PARTICULAR PURPOSE OR OTHER WARRANTY WHETHER EXPRESSED OR IMPLIED.

                  Correction of non-conformities, in the manner and for the time period provided above, shall constitute fulfillment of all liabilities of T/R to TOSHIBA with respect to, or arising out of, the goods or their use, whether based on contract, negligence, strict liability or otherwise. TOSHIBA shall be fully responsible for any warranty claims brought by its End-Users, and shall hold T/R harmless with regard to same.

                  11.2 Licensed Software Warranty T/R makes no warranties with regard to the software included within Deliverables, other than the warranties offered in the End User Software License, including all warranties of merchantability and fitness for a particular purpose. Except as therein expressly provided, such software is provided to TOSHIBA on an "as-is" basis.

                  11.3     Product Liability

                           (a) If any product liability accident occurs out of or in relation to

* Confidential information has been omitted and filed separately with the Commission.

Deliverables or Systems, and there is a reasonable suspicion that such accident is caused by defect in Deliverables or Systems due to T/R's responsibility; then T/R shall cooperate with TOSHIBA in the investigation of causes and defending on such accident.

                           (b) Should any claim or suit be made or filed for damages of product liability accident in relation to Deliverables or Systems as a result of any defect in Deliverables or Systems attributable to T/R's responsibility, T/R shall undertake the sole and complete defense of any such claim or suit at its own expense and responsibility, and indemnify TOSHIBA against all such damages and costs suffered or incurred by TOSHIBA. T/R shall investigate and study the possibility of recurrence of the product liability accident due to the same cause and report the result of such investigation to TOSHIBA; and T/R shall take proper and reasonable measures, at its own expenses and responsibility, to prevent the recurrence if the recurrence is foreseen as a result of the investigation. In the course of defense of claim or suit or measures of prevention of recurrence, T/R shall pay attention not to discredit TOSHIBA's name or trust, and shall consult with TOSHIBA in determining method of defense or preventive measures, although such defense or preventive methods shall be finally determined by T/R.

                           (c) Notwithstanding the foregoing, T/R shall not be liable for any claim suit of product liability which is based on defect or failure caused by; 1) any modifications to the Deliverables or 2) documentation prepared or made by other party which is not authorized or designated by TR or 3) specifications designated by TOSHIBA or 4) use or combination of Deliverables or Systems with any hardware or software which is not intended or designated by T/R.

         12.      LIMITATION OF REMEDIES.

                  12.1 THE SOLE REMEDIES FOR BREACH OF ANY AND ALL WARRANTIES AND THE SOLE REMEDIES FOR TR'S LIABILITY OF ANY KIND FOR SERVICES PROVIDED PURSUANT TO THIS AGREEMENT AND ANY OTHER PERFORMANCE BY TR UNDER OR PURSUANT TO THIS AGREEMENT SHALL BE LIMITED TO THIS AGREEMENT AND THE ATTACHMENTS HERETO. IN NO EVENT SHALL TR'S LIABILITY TO TOSHIBA FOR DAMAGES OF ANY NATURE EXCEED THE TOTAL CHARGES PAID FOR THE PRODUCT OR SERVICE UPON WHICH SUCH LIABILITY IS BASED.

                  12.2 IT IS AGREED THAT EACH PARTY SHALL NOT BE LIABLE FOR THE OTHER PARTY FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES OR FOR THE LOSS OF PROFIT, REVENUE, PRODUCTS OR SERVICES EVEN IF HE SHALL HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH POTENTIAL LOSS OR DAMAGE

                  12.3 TOSHIBA agrees that T/R shall not have any responsibility for any equipment, service, hardware, software or other items provided with or incorporated into the Systems by any persons other than T/R.

                  12.4 No action, whether in contract or tort, including negligence, arising out of the sale of the Deliverables or the performance of services under this Agreement may be brought by the T/R or TOSHIBA more than [ * ] after the cause of action arises, except for an action by the T/R for non-payment by TOSHIBA

         13. EPIDEMIC FAILURE. If TOSHIBA should discover epidemic failures (same defects occurring from same cause) in at least [ * ] percent
([ * ]%) of deliverables delivered within a [ * ] month period or [ * ] percent ([ * ]%) of deliverables delivered within a [ * ] month period, TOSHIBA shall notify T/R of occurrence of such failure. After receiving such notification by T/R, T/R shall inspect such failure of Deliverables. As a result the inspection, in case that both parties recognize that such failure is epidemic failure, then in addition to remedies in the preceding Section 11, hereof, T/R shall reimburse all the costs incurred by TOSHIBA in rectifying such epidemic failures in respect of Deliverables delivered to TOSHIBA within the prior [ * ] months, including, but not limited to, the cost for callback of such defective equipment or media from the market, subject to the limitations of Section 12.

         14. TOSHIBA'S AFFILIATES. Subsequent to the execution of this Agreement, if TOSHIBA's Affiliates wish to be granted the License under this Agreement, T/R agrees to enter into an agreement with such parties in accordance with the terms and conditions under this Agreement with the exception of purchase quantities, technical access fees, deliverable prices, territories and product launch commitments. For the purpose of this Article, TOSHIBA may disclose T/R's Confidential Information, the summary and sample of Deliverables and Systems, and the contents and existence of this Agreement to such parties upon execution of such agreements with T/R provided, however, TOSHIBA will be jointly and severally liable for T/R with such parties under this Agreement or any other Agreement executed by such parties.

         15.      TERM AND TERMINATION.

                  15.1 Expiration. This Agreement shall commence on the date set forth above and shall continue for an initial term of three (3) years. Thereafter, this Agreement shall be automatically renewed for additional terms of one (1) year unless either party serves written notice, at least ninety (90) days prior to the expiration of the initial term or any renewal term, of its intention not to renew.

                  15.2 T/R Termination. This Agreement may be terminated by T/R under any of the following conditions:

                           (a) if one of the parties shall be declared insolvent or bankrupt;

                           (b) if a petition is filed in any court and not dismissed in ninety (90) days to declare one of the parties bankrupt or for a reorganization under the Bankruptcy Law or any similar statute;

                           (c) if a trustee in Bankruptcy or a receiver or similar entity is

* Confidential information has been omitted and filed separately with the Commission.

                                    appointed for one of the parties;

                           (d)      if TOSHIBA does not pay T/R within sixty
                                    (60) days from receipt of a T/R invoice; or

                           (e) if TOSHIBA commits a material breach of this Agreement which is not cured by TOSHIBA within sixty (60) days after notice of such breach is given by T/R.

                  15.3 TOSHIBA Termination. This Agreement may be terminated by TOSHIBA upon a material breach by T/R which is not cured by T/R within sixty (60) days after notice of such breach is given by TOSHIBA.

                           (a) if one of the parties shall be declared insolvent or bankrupt;

                           (b) if a petition is filed in any court and not dismissed in ninety (90) days to declare one of the parties bankrupt or for a reorganization under the Bankruptcy Law or any similar statute;

                           (c) if a trustee in Bankruptcy or a receiver or similar entity is appointed for one of the parties;

                           (d)      if T/R does not pay TOSHIBA within sixty
                                    (60) days from receipt of a TOSHIBA
                                    invoice; or

                           (e) if T/R commits a material breach of this Agreement which is not cured by T/R within sixty (60) days after notice of such breach is given by TOSHIBA.

                  15.4 EFFECT OF TERMINATION. Upon expiration or termination of this Agreement:

                           (a) T/R may stop accepting any orders from TOSHIBA, provided that T/R shall return all Confidential Information, Toshiba deliverables, promotional materials, marketing literature, written information and reports pertaining to the Systems that have been supplied by TOSHIBA.;

                           (b) TOSHIBA shall immediately (i) pay to T/R all amounts remaining due under any contract or purchase order, (ii) remove from TOSHIBA's premises all signs advertising the Systems or the Trademarks,
                                    (iii) cease to engage in advertising or
                                    promotional activities concerning the
                                    Products and the use of Trademarks, (iv) cease to represent in any manner that TOSHIBA has been designated by T/R as a licensee for the Licensed Intellectual Property Rights, (v) order and promptly pay for the remaining balance (order requirements specified in Schedule A less systems ordered to date during the current term of the agreement) and (vi) return all confidential information, promotional materials, marketing literature, written information and reports pertaining to the Deliverables that have been supplied by T/R. Service manuals and materials required for on-going support of TOSHIBA customers may be retained upon written request from

                                    TOSHIBA specifying the specific manuals and materials to be retained and written approval by T/R which shall not be unreasonably withheld. The following provisions of this Agreement shall survive its termination: Sections 1.1, 5, 6, 7.3, 10, 11, 12, 15, 16 and 17. In the event that TOSHIBA has any paid-up inventory of the Deliverables as of the date of termination under Section 15.2 or 15.3, termination of this Agreement shall be adjourned for a period not to exceed six
                                    (6) months, during which period TOSHIBA may continue to market and distribute its inventories of the Deliverables.

                           (c) Neither party shall, in connection with the expiration and/or termination of this Agreement, have the right to claim any indemnity, reimbursement or compensation for alleged loss of clientele, goodwill, loss of profits on anticipated sales or the like or have any other liability for losses or damages resulting from the expiration or termination. Each party acknowledges that it has decided and will decide on all investments, expenditures and commitments in full awareness of the possibility of its potential losses or damages resulting from such expiration or termination and being willing to bear the risk therefor; and

                           (d) If after the expiration or termination of this Agreement, TOSHIBA places orders and T/R accepts such orders by TOSHIBA for Deliverables thereof at the prices and terms prevailing under this Agreement or any other prices and terms, such acts on the part of T/R shall be fully gratuitous and shall not obligate T/R to continue any practice or course of trade not secured by written obligation. Any such T/R sales shall not renew this Agreement or waive its expiration or termination.

                           (e) T/R shall make available to TOSHIBA the spare parts or equivalent replacements during the term of this Agreement and for a minimum of [ * ] from the earlier of the date of termination of this Agreement, the date of discontinuance of the item or the Deliverables or from delivery of the last unit of equipment included within Deliverables hereunder.

                  16.      INDEMNIFICATION.

                           16.1     Intellectual Property. T/R shall, at its
expense, defend any claim against TOSHIBA that use of the Deliverables infringes a copyright, trade secret or patent right of any third party. T/R shall pay any direct costs and damages attributable to such claim finally awarded by a court against TOSHIBA on such claim. T/R shall have no liability for any such claim if TOSHIBA is in material breach of this Agreement, or if the claim is based on use of or anything other than an unaltered current release of the Deliverables available from T/R, alone and not in combination with any other software, data or hardware, if such infringement would have been avoided by the use of a current unaltered release of the Deliverables available from T/R.

                           16.2     Cooperation by TOSHIBA. T/R shall have no
obligations under Section 16.1 of this Agreement unless:

                                    (a)      T/R shall have been promptly
                                             notified of the suit or

* Confidential information has been omitted and filed separately with the Commission.

                                             claim by TOSHIBA and furnished by
                                             TOSHIBA with a copy of each
                                             communication, notice or other
                                             action relating to said claim;

                                    (b)      T/R shall have the right to assume
                                             sole authority to conduct the
                                             trial or settlement of such claim
                                             or any negotiations related
                                             thereto at T/R's expense; and

                                    (c)      TOSHIBA shall provide reasonable
                                             information and assistance
                                             requested by T/R in connection
                                             with such claim or suit.

         17.      GENERAL.

                  17.1 Force Majeure. T/R shall not be liable for any delay or failure in performance under this Agreement resulting directly or indirectly from acts of God, or any causes beyond its reasonable control.

                  17.2 Jurisdiction and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, U.S.A., without reference to its conflicts of laws provisions.

                  17.3 Arbitration. Any and all disputes arising under this Agreement shall be amicably and promptly settled upon consultation between the parties hereto, but in case of failure to reach such settlement, all disputes that may arise under or in relation to this Agreement shall be submitted to arbitration under the Commercial Arbitration Rules of the International Chamber of Commerce. The cost of arbitration shall be borne equally by the parties. Any award of the arbitration shall be final and binding upon the parties.

                  17.4 Entire Agreement. This Agreement, including the Schedules and Exhibits attached hereto, constitutes the entire agreement between the parties with respect to this subject matter and supersedes all previous proposals, both oral and written, negotiations, representations, writings and all other communications between the parties. This Agreement may not be released, discharged, or modified except by an instrument in writing signed by the parties. Provided however, the Non Disclosure Agreement concluded between the parties hereto shall be merged and integrated into the related Articles under this Agreement.

                  17.5 Independent Contractors. It is expressly agreed that TOSHIBA and T/R are acting hereunder as independent contractors. Under no circumstances shall any of the employees of one party be deemed the employees of the other for any purpose.

                  17.6 Notice. Any notice required to be given by either party to the other shall be deemed given if in writing and actually delivered or if deposited in the United States mail in registered or certified form with return receipt requested, postage paid, addressed to the notified party at the address set forth herein.

                  17.7 Assignment. This Agreement is not assignable by Either Party.

                  17.8 Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be invalid or unenforceable, such determination shall not affect the validity or enforceability of any part or provision of this Agreement.

                  17.9 Waiver. No waiver by any party hereto of any breach of any provisions hereof shall constitute a waiver of any other term of this Agreement unless made in writing signed by such party.

                  17.10 Other Distribution. Nothing in this Agreement shall be deemed to preclude T/R from distributing or licensing Deliverables and the Licensed Intellectual Property Rights, as it deems appropriate, or from appointing others to do so, in or outside of the Territory.

         18.      INTERNATIONAL MATTERS.

                  18.1 Export License. TOSHIBA shall be exclusively responsible for the procurement and renewing of all export or import licenses required under United States or any foreign law for the export or import of the Deliverables or the value added products and shall pay all costs and other expenses in connection with such procurement and renewal.

                  18.2 Export Assurance. Regardless of any disclosure made by TOSHIBA to T/R of any ultimate destination of a Deliverable or any System assembled using same, TOSHIBA shall not export or re-export directly or indirectly the Deliverable or any System assembled using same, without first obtaining the required written approval or export license, if any, to do so from the United States Department of Commerce or any other agency of the U.S. Government having jurisdiction over such transaction. TOSHIBA hereby assures T/R that it does not intend to nor will it knowingly, without the prior written consent, if required, of the Office of Export Administration of the U.S. Department of Commerce, transmit or ship the Deliverable or any System assembled using same, directly or indirectly, to any country as to which such export is made unlawful as provided in laws or by regulations issued by the U.S. Department of Commerce, or other such regulations as may be adopted from time to time.

                  18.3 Compliance with Local Laws. TOSHIBA shall be exclusively responsible at its own expense for compliance with all local laws relating to a Deliverable or any System assembled using same, in the countries in which TOSHIBA licenses or markets same.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement by a duly authorized representative as of the date set forth above.

T/R SYSTEMS, INC.                  TOSHIBA AMERICA BUSINESS SOLUTIONS, INC.



By: /s/  Mike Kohlsdorf            By: /s/
   -------------------------          ------------------------------------------
  Title: President / CEO             Title: VP/GM, Electronic Imaging Division
         -------------------                ------------------------------------

                                 SCHEDULE A- 1

                        DEVICE CONNECTIVITY DEVELOPMENT


Name of Device for Connectivity:  [ * ]

Authorized Territory for Distribution:  United States

Technology Access Fee NRE:  $[ * ]

Language Translation Fee:  Not Applicable (English Version Only)

Minimum Purchase Amount:                    Year 1  $[ * ]
                                            Year 2  $[ * ]
                                            Year 3  $[ * ]

         (MicroPress Cluster Servers, Software and PrintLinks for [ * ])

PRODUCT MARKETING REQUIREMENTS

         1. TOSHIBA agrees to the following with regard to the launch of the product in the TOSHIBA Sales Channels during the initial term of this agreement.

                  - Product Launch investments and activities will be equivalent to a typical TOSHIBA launch for other TOSHIBA digital products.

                  - Marketing collateral will be developed and available at launch for the deliverables equivalent to other similar classes of TOSHIBA digital products.

                  - Advertising and promotions programs equivalent to other similar classes of TOSHIBA digital products.

                  - Compensation programs for TOSHIBA Sales and Sales Management equivalent to or better then other similar classes of TOSHIBA digital products.

                  - Sales, Service and Training programs equivalent to other similar classes of TOSHIBA digital products.

         2. Purchase quantities for additional terms of this agreement will be mutually agreed in accordance with Section 8.

Estimated Start Date:  [ * ]

Estimated Completion Date:  [ * ]

* Confidential information has been omitted and filed separately with the Commission.

                              SCHEDULE A-1 (CON'T)


TOSHIBA PROJECT DELIVERABLES:

                  -        Supply of Video Interface

                  - Technical Resource Availability for Video Interface Clarification

                  -        Joint Development of Acceptance Criteria with T/R
                           Systems

                  -        [ * ] and Set-up to Support Project Plan ( [ * ] )

T/R PROJECT DELIVERABLES:

                  -        Project Scope and Definition
                  -        Project Plan
                  -        [ * ] PrintLink Design and Development
                  -        [ * ] Specific Software Design and Development
                  -        Regulatory Testing ( US Only )
                  -        Quality Assurance Testing
                  -        Packaging for Delivery of [ * ] PrintLink
                  -        Installation Instructions
                  - Documentation Specific to [ * ] PrintLink and [ * ] Specific Software [ * ]

* Confidential information has been omitted and filed separately with the Commission.

                                  SCHEDULE A-2

                        DEVICE CONNECTIVITY DEVELOPMENT

Name of  Device for Connectivity:  [ * ]

Authorized Territory for Distribution:  United States

Technology Access Fee NRE:  $[ * ]

Language Translation Fee:  Not Applicable (English Version Only)

PRODUCT MARKETING REQUIREMENTS

         1. TOSHIBA agrees to the following with regard to the launch of the product in the TOSHIBA Sales Channels during the initial term of this agreement.

                  - Product Launch investments and activities will be equivalent to a typical TOSHIBA launch for other TOSHIBA digital products.

                  - Marketing collateral will be developed and available at launch for the deliverables equivalent to other similar classes of TOSHIBA digital products.

                  - Advertising and promotions programs equivalent to other similar classes of TOSHIBA digital products.

                  - Compensation programs for TOSHIBA Sales and Sales Management equivalent to or better then other similar classes of TOSHIBA digital products.

                  - Sales, Service and Training programs equivalent to other similar classes of TOSHIBA digital products.

         2. Purchase quantities for additional terms of this agreement will be mutually agreed in accordance with Section 8.


Estimated Start Date:  [ * ]

Estimated Completion Date:  [ * ]

* Confidential information has been omitted and filed separately with the Commission.

                              SCHEDULE A-2 (CON'T)


TOSHIBA PROJECT DELIVERABLES:

                  -        Supply of Video Interface

                  - Technical Resource Availability for Video Interface Clarification

                  -        Joint Development of Acceptance Criteria with T/R
                           Systems

                  -        [ * ] and Set-up to Support Project Plan

                  -        ([ * ])


T/R PROJECT DELIVERABLES:

                  -        Project Scope and Definition
                  -        Project Plan
                  -        [ * ] PrintLink Design and Development
                  -        [ * ] Specific Software Design and Development
                  -        Regulatory Testing ( US Only )
                  -        Quality Assurance Testing
                  -        Packaging for Delivery of [ * ] PrintLink
                  -        Installation Instructions
                  - Documentation Specific to [ * ] PrintLink and [ * ] Specific Software [ * ]

* Confidential information has been omitted and filed separately with the Commission.

                                  ATTACHMENT B

     SPARE PARTS ORDERING POLICIES (SERVERS, MICROSCANNERS AND PRINTLINKS)

The policies and procedures which follow are subject to change upon [ * ] in writing.

1. Service Support. T/R shall offer to TOSHIBA spare parts required to service/repair the Deliverables and provide TOSHIBA with a recommended spare parts stocking guide which identifies the proper type of parts to be stocked on an ongoing basis by TOSHIBA. TOSHIBA shall assume full responsibility for stocking spare parts.

2. Regular Spare Parts Ordering Procedures. T/R shall, from time to time during the term of the Agreement, make available to TOSHIBA its most current list of spare parts for the Deliverables, and the prices then applicable thereto. In the event of manufacturer production or shipping delays, T/R shall allocate distribution of such items in a fair, and equitable manner among all customers, even though this may effectively limit delivery of ordered quantities.

         (A) Placement of Orders. TOSHIBA will place regular stocking spare parts orders by formal purchase orders via TOSHIBA's written purchase order form to T/R. A separate order must be submitted for each delivery date and T/R part number must be referenced. Additionally, spare parts order's with like delivery dates should be combined into a single order. A hard copy of all TOSHIBA telephone orders must be received by T/R within three (3) days of placement. T/R will confirm acceptance of such orders within three (3) weeks of receipt of TOSHIBA's purchase order.

         (B) Lead - Time. For all parts orders other than emergency parts orders delivery will generally be made about [ * ] weeks after receipt of order.

         (C) Spare Parts Availability. In the event of discontinuance of a spare part, its subsequent unavailability and need. T/R and TOSHIBA shall discuss mutually satisfactory solutions which may include provision of commercially available alternative sources.

         (D) Spare Parts Pricing. During the term of this Agreement the prices charged for spare parts will be the same as those offered to T/R's other customers purchasing similar materials in the same or lesser quantities on similar terms and conditions.

         (E) Monthly Regular Stocking Order (Standard/Special Parts) Limitations. T/R reserves the right to limit the maximum number of units of a given part to be shipped to TOSHIBA in any one (1) month.

3.       Emergency Spare Parts Support

* Confidential information has been omitted and filed separately with the Commission.

         (A) Placement of Orders. TOSHIBA shall place emergency parts orders via Purchase Orders, Telephone or Facsimile. All "Emergency Orders" must be so noted at the time of placement and such a legend must appear on all purchase orders. A separate order referencing T/R's part number must be submitted for each delivery date. Packing slips will bear both T/R's and TOSHIBA's part numbers if same appears on TOSHIBA's hard copy purchase order.

                  Until further notice, the telephone number for submitting facsimile orders is 770-448-3202. Hard copies of or facsimiles of TOSHIBA's telephone Emergency Orders must be received within twenty four (24) hours. T/R shall confirm Emergency Orders immediately over telephone if in stock, or it part number is out of stock, T/R will advise of estimated time of part number arrival (availability) by facsimile within five (5) working days.

                  It is understood and agreed that emergency parts support will be provided only when Systems is inoperative at End-User's location and TOSHIBA has maintained a regular stock of spare parts which is exhausted and TOSHIBA has no inventory at hand to effect the repair or has an open order for the spare parts sought on an emergency basis.

                  T/R may decline to honor an emergency spare parts order where
(i) TOSHIBA has failed to maintain the inventory levels recommended in the Recommended Stocking List or (ii) T/R does not have such spare part in its inventory; provided however, that in such event, T/R shall advise TOSHIBA within five (5) Days of the estimated date of delivery of such spare part. Separate purchase orders must be issued by TOSHIBA for each shipment destination.

         (B) Lead-Time. Except when a spare part is not in stock, T/R will generally ship within [ * ] working days of the receipt of an Emergency Order or to meet TOSHIBA's due date whichever is later.

         (C) Handling and Freight Charges. A handling charge equal to [ * ] percent ([ * ]%) of the regular TOSHIBA price for the part shall be added to any part shipped from stock, except when the part had been previously ordered by TOSHIBA and has not been delivered within the time frames set forth in 2.B above. TOSHIBA shall designate the method of delivery and shall bear the costs hereof.

         (D) Emergency Order Limitations. A daily maximum of [ * ] part numbers, each with no more than [ * ] units may be ordered.

4.       Duration of Spare Parts Support

         T/R shall make available to TOSHIBA the spare parts and consumables during the term of this Agreement and for a minimum of [ * ] years from the earlier of the date of termination to the Agreement, the date of discontinuance of the item or the Deliverables or from delivery of the last unit of equipment included within Deliverables hereunder. Thereafter, T/R shall give TOSHIBA ninety (90) days prior written notice of

* Confidential information has been omitted and filed separately with the Commission.

discontinuance and the opportunity to purchase a reasonable number of such parts within the said ninety (90) day period.

         T/R shall, from time to time, during the term of the Agreement, make available to TOSHIBA its most current list of supplies for the Deliverables and the prices then applicable thereto In the event of manufacturer production or shipping delays, T/R shall allocate distribution of such items in a fair and equitable manner among all other customers, even though this may effectively limit delivery of ordered quantities.

5.       Terms of Payment for Spare Parts and Repairs

         Payment is due [ * ] days after bill of lading date.

         ALL SPARE PARTS PRICES FOR T/R ARE QUOTED ON A F.O.B. NEAREST U.S. SHIPPING POINT WHERE PARTS ARE THEN AVAILABLE. THEY SHALL BE INVOICED AND PAYABLE IN U.S. DOLLARS.

6.       Service Documentation

         T/R will supply TOSHIBA, one set of documentation with the initial delivery of Deliverables. TOSHIBA may purchase reasonable additional quantities of documentation for TOSHIBA's internal use only at T/R's then prevailing prices. With reasonable lead-time, T/R shall deliver to TOSHIBA artwork for reproduce and publish portions of said documentation for incorporation in TOSHIBA's own User Manual and Field Maintenance Manual(s). Such manual(s) of TOSHIBA shall bear a copyright notice of TOSHIBA provided, however, that any copyright interest of TOSHIBA therein shall be subordinate to any existing copyright interest of T/R or such other author as T/R may designate.

* Confidential information has been omitted and filed separately with the Commission.

                                  ATTACHMENT C

                   MICROPRESS(TM) SOFTWARE LICENSE AGREEMENT



This Software License Agreement enumerates the terms and conditions upon which T/R Systems, Inc., grants use of the MicroPress software programs ("Software") and MicroPress documentation ("Documentation") to the end-user of the MicroPress digital printing system. T/R Systems, Inc., the owner and licensor of the Software and Documentation, is referred to as "Licensor", and the end-user and purchaser of the MicroPress(C) system is referred to as the "User".

1. LICENSE. Licensor is the exclusive owner of the Software and Documentation. Licensor grants to User, and User accepts, a non-exclusive license to use the Software and Documentation.

User's right to use the MicroPress Software and Documentation under this Agreement is called the "License." Software means the computer programs included within the MicroPress digital printing system being sold to User contemporaneously with delivery of this Agreement (the "Purchased MicroPress"). Documentation means any user manual and other materials provided User relating to the Software.

2. AUTHORIZED USER. User alone has the right to use the Software and Documentation. User may not allow another person or entity to use the Software or Documentation, except to the extent permitted by Section 4 of this Agreement.

3. AUTHORIZED USE. User may use the Software and Documentation only with the MicroPress digital printing system at User's principle place of business. User may not use the Software in respect of any other printers or any other equipment whatsoever.

Without T/R Systems' prior express written consent, User may NOT (a) copy the Software, (b) copy the Documentation, other than for its internal use; (c) decompile, disassemble, reverse engineer, or cross-compile the Software or seek to do any of the foregoing; (d) merge or embed the Software into another program; or (e) modify or alter the Software or Documentation, or (f) install the Software on any equipment outside its principal place of business.

4.       ASSIGNMENT. User may assign the License to another person, but ONLY if
(a) prior written approval is obtained from the Company, (b) the assignment is for the remainder of the License term, (c) User delivers all of the Software and Documentation to the assignee, (d) the assignee delivers the Software License Agreement in this form in favor of Licensor, (e) the entire Purchased MicroPress system is transferred and delivered to the assignee and (f) the assignee agrees in writing with T/R Systems to be bound by the terms hereof.

When User assigns this License, User's right to use the Software and Documentation ends. User may not assign the License or direct product of the Software or

Documentation to persons located in certain countries specified by the United States Export Administration Act.

5. TERM. The License is effective for a term coincident with use of the Purchased MicroPress. Licensor may terminate the License if User violates this Agreement. User must then return the Software and the Documentation and all copies thereof to Licensor.

6. LICENSOR'S RIGHTS. Licensor's Software and Documentation contain confidential unpublished information protected by copyright, trade secret, trademark and patent laws. User may not disclose the Software or Documentation to others, or remove or alter Licensor's ownership and copyright notices on the Software, Purchased MicroPress or the Documentation. User must prevent any unauthorized use, copying, or disclosure of the Software and Documentation. These obligations survive any termination or the License.

7. INFRINGEMENT. User shall promptly notify Licensor if any party makes a claim against User that the Software or Documentation infringes its rights. If User gives Licensor sufficient notice and such claim of infringement is deemed by Licensor to represent a bona fide claim, Licensor will at its option defend, settle or compromise such claim. Licensor may at its option make the Software and Documentation non-infringing, obtain for User the right to use the Software and Documentation, or give User an appropriate refund based on the depreciated value of the Software and the Documentation. This is User's sole remedy in the event of a claim of infringement.

8. LIMITED WARRANTY AND DISCLAIMER OF OTHER WARRANTIES AND LIABILITIES. Licensor warrants that the Software will be free of material defects for a period of [ * ] days immediately following the date of delivery. Without limiting the generality of the foregoing, Licensor shall not have any responsibility for any third party products, service, hardware, software or other items provided with or incorporated into the MicroPress digital printing system.

EXCEPT FOR THE LIMITED WARRANTY DESCRIBED ABOVE, THERE ARE NO WARRANTIES, EITHER EXPRESSED OR IMPLIED, FOR THE SOFTWARE OR DOCUMENTATION, WHICH ARE LICENSED TO USER "AS IS." LICENSOR EXPRESSLY DISCLAIMS ANY WARRANTY AS TO PERFORMANCE OF THE SOFTWARE OR AS TO RESULTS USER MAY OBTAIN FROM IT. LICENSOR ALSO EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, INCLUDING (WITHOUT LIMITATION) IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

IN NO EVENT SHALL LICENSOR, OR ANYONE ELSE WHO HAS BEEN INVOLVED IN THE CREATION, PRODUCTION, OR DELIVERY OF THE SOFTWARE OR DOCUMENTATION, BE LIABLE FOR ANY INDIRECT, SPECIAL, CONSEQUENTIAL OR INCIDENTAL DAMAGES WHETHER ARISING IN CONTRACT OR IN TORT RESULTING FROM THE USE OF THE SOFTWARE OR DOCUMENTATION OR ARISING OUT OF ANY BREACH OF ANY WARRANTY.

* Confidential information has been omitted and filed separately with the Commission.

IN NO EVENT SHALL THE LICENSOR'S LIABILITY TO USER FOR DAMAGES OF ANY NATURE EXCEED THE TOTAL CHARGES PAID FOR THE SOFTWARE OR DOCUMENTATION BY THE USER.

9. GENERAL. This Agreement shall be governed by the laws of the State of Georgia and the United States. If, notwithstanding the foregoing choice of law, the law of another jurisdiction is applied to this Agreement, then any term of this Agreement found to be inconsistent with such law shall automatically be deemed to be revised to the limited extent necessary to comport with such law without affecting any of the remaining terms. Any waiver by Licensor of a breach of this Agreement shall not constitute a waiver of any later breach. No legal action arising out of this Agreement may be commenced by User more than one year after the cause of action has accrued. In any legal action to enforce this Agreement, the prevailing party shall be entitled to recover reasonable expenses and attorneys' fees.

This Agreement represents the entire and complete agreement between the parties hereto, and supersedes any prior agreement, oral or written, and any other communications between the parties on the Software and Documentation. This Agreement will be effective upon delivery of the MicroPress digital printing system together with the License Software and Documentation.

T/R Systems, Inc.
1300 Oakbrook Drive
Norcross, GA  30093